Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement (File No. 333-275613) of CorpAcq Group Plc (f/k/a CorpAcq Holdings Limited) on Form F-4 Amendment No. 5 of our report dated November 16, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern with respect to our audits of the consolidated financial statements of CorpAcq Holdings Limited as of December 31, 2022 and 2021, and January 2021 and for each of the two years in the period ended December 31, 2022, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. We were dismissed as auditors on November 20, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Proxy Statement/Prospectus.

Marcum LLP
Melville, NY
March 6, 2024